Exhibit 99.1

SEARS HOMETOWN AND OUTLET STORES, INC.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

The undersigned stockholders of Sears Hometown and Outlet Stores, Inc., a Delaware corporation (the “Company”), constituting the holders of a majority of the outstanding shares of common stock, par value $0.01 per share, of the Company, acting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and Article I, Section 1.10 of the Amended and Restated Bylaws of the Company (the “Bylaws”), DO HEREBY IRREVOCABLY CONSENT (this “Consent”) to the adoption of, and DO HEREBY IRREVOCABLY ADOPT, the following resolutions as of June 1, 2019. Each capitalized term or other term used and not defined herein but defined in the Merger Agreement (as defined below) shall have the meaning ascribed to it in the Merger Agreement.

Approval of the Merger Agreement

WHEREAS, the Company has entered into an Agreement and Plan of Merger in the form approved by each of the Company Board (as defined below) and the Special Committee (as defined below) and attached hereto as Exhibit A (such Agreement and Plan of Merger, as executed and delivered by the parties thereto, including the exhibits and schedules thereto, the “Merger Agreement”), among Transform Holdco LLC, a Delaware corporation (“Parent”), Transform Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Subsidiary”), and the Company, which provides for the merger of the Merger Subsidiary with and into the Company (the “Merger”) with the Company surviving the Merger as a subsidiary of Parent;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has established a special committee of the Company Board consisting solely of an independent director (the “Special Committee”) to review, consider, evaluate, negotiate, reject or recommend or not recommend to the Company Board any offer by Parent to acquire securities of the Company or any other proposal for a business combination transaction with Parent;

WHEREAS, the Special Committee has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders (other than ESL Investments, Inc. and its investment affiliates, including Edward S. Lampert (together, “ESL”)), (ii) approved the Merger Agreement and the transactions contemplated thereby and declared the Merger Agreement advisable and (iii) recommended that the Company Board adopt resolutions approving and declaring advisable the Merger Agreement and the transactions contemplated thereby and recommending that the Merger Agreement be adopted by the stockholders of the Company;

WHEREAS, the Company Board (acting upon the unanimous recommendation of the Special Committee) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders (other than ESL), (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for their adoption and approval, and (iv) resolved to recommend that the Merger Agreement be adopted by the stockholders of the Company;

WHEREAS, the Merger Agreement will be submitted to the stockholders of the Company for its adoption immediately following its execution and delivery by the parties thereto, and the Company Board has resolved to recommend that the stockholders irrevocably approve the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger; and

WHEREAS, the undersigned stockholders have determined that it is desirable to irrevocably approve the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

NOW, THEREFORE, BE IT:

RESOLVED, that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including the Merger, be, and hereby are, irrevocably adopted and approved in all respects (the “Merger Agreement Approval”); provided, however, that the Merger Agreement Approval shall be of no further force or effect following any termination of the Merger Agreement in accordance with its terms.

Approval of the Outlet Sale

WHEREAS, the Company desires to conduct the Outlet Sale Process between the execution of the Merger Agreement and the Closing; and

WHEREAS, to the extent that a sale of the Outlet Segment in accordance with the terms of the Merger Agreement that meets the Outlet Sale Requirements would constitute a sale of substantially all of the Company’s property and assets and be subject to the stockholder approval requirements of Section 271(a) of the DGCL, the undersigned stockholders have determined that it is desirable to irrevocably approve such sale of the Outlet Segment in accordance with the requirements of Section 271(a) of the DGCL.

NOW, THEREFORE, BE IT:

RESOLVED, that, to the extent that a sale of the Outlet Segment in accordance with the terms of the Merger Agreement that meets the Outlet Sale Requirements would constitute a sale of substantially all of the Company’s property and assets and be subject to the stockholder approval requirements of Section 271(a) of the DGCL, such sale of the Outlet Segment be, and hereby is, irrevocably approved in all respects (the “Outlet Sale Approval”); provided, however, that the Outlet Sale Approval shall be of no further force or effect following any termination of the Merger Agreement in accordance with its terms;

RESOLVED, FURTHER, that this Consent and the resolutions set forth herein shall be effective upon delivery to the Company in accordance with Section 228 of the DGCL and Article I, Section 1.10 of the Bylaws;

RESOLVED, FURTHER, that this Consent may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same written consent; and

RESOLVED, FURTHER, that this Consent shall be filed with the minutes of the proceedings of the stockholders of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned stockholders have executed this Consent effective as of the date written above.

ESL PARTNERS, L.P.
By: RBS Partners, L.P., as its general partner
By: ESL Investments, Inc., as its general partner

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chief Executive Officer

[Signature Page to Written Consent of Stockholders]

EDWARD S. LAMPERT

/s/ Edward S. Lampert

[Signature Page to Written Consent of Stockholders]